UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103

Tustin, California 92780

(Address of principal executive offices) (zip code)

(714) 210-3850

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 20, 2017, Freeze Tag, Inc. (the “Company”) issued a press release, updating the public on the Company’s latest game, Garfield GO.

A copy of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

This Form 8-K contains certain "forward-looking statements." Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company's control. The forward-looking statements are also identified through the use of words "believe,” "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from these forward-looking statements as a result of a number of risk factors detailed in the Company's periodic reports filed with the U.S. Securities and Exchange Commission via the Edgar system. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Freeze Tag, Inc., Issued July 20, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc., a Delaware corporation

Date: July 20, 2017	By:	/s/ Craig Holland
Craig Holland
President and Chief Executive Officer
(Principal Executive Officer)

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